                                AMENDMENT NO. 3
                                ---------------
                         TO LOAN AND LETTER OF CREDIT
                         ----------------------------
                            REIMBURSEMENT AGREEMENT
                            -----------------------


     THIS AMENDMENT NO. 3 ("Amendment") is made effective as of the 1st day of February, 1996, among UNITOG COMPANY, a Delaware corporation (the "Company"), UNITOG RENTAL SERVICES, INC., a California corporation ("Rental") (Company and Rental being sometimes collectively referred to herein as the "Borrowers" or individually as a "Borrower"), UMB Bank, n.a., Kansas City, Missouri, a national banking association ("UMB"), HARRIS TRUST AND SAVINGS BANK, Chicago, Illinois, an Illinois banking corporation ("Harris"), NBD BANK, Detroit, Michigan, a Michigan banking corporation ("NBD") (UMB, Harris and NBD being sometimes collectively referred to herein as the "Banks" or individually as a "Bank") and UMB Bank, n.a., Kansas City, Missouri, a national banking association, as agent for the Banks herein (in such capacity, the "Agent").


                                   RECITALS
                                   --------


     WHEREAS, the Borrowers, the Banks and the Agent entered into a Loan and Letter of Credit Reimbursement Agreement (the "Agreement") dated September 10, 1993, the terms of which were modified and amended by Amendment No. 1 to Loan and Letter of Credit Reimbursement Agreement ("Amendment No. 1") dated December 29, 1994 executed by the Borrowers, the Banks and the Agent and further modified and amended by Amendment No. 2 to Loan and Letter of Credit Reimbursement Agreement ("Amendment No. 2") dated November 9, 1995 executed by the Borrowers, the Banks and the Agent (the Agreement, as modified and amended by Amendment No. 1 and Amendment No. 2, herein the "Loan Agreement"); and

     WHEREAS, pursuant to the Loan Agreement the Banks agreed to provide revolving loans to the Borrowers of up to Fifty Million Dollars ($50,000,000); and

     WHEREAS, the Borrowers have requested an increase in the amount of revolving loans available under the Loan Agreement to Fifty Four Million Five Hundred Sixty One Thousand Six Hundred Forty Four Dollars ($54,561,644) and the Banks have agreed to such request, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties mutually agree as follows:

     1. Amendment to Section 1.2 of the Loan Agreement. Section 1.2 of the Loan Agreement is amended as follows:

          a. The definition of "Obligations" is deleted in its entirety and replaced with the following definition:

          "Obligations" means (i) all obligations of the Borrowers to the Banks of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, on account of the Loans, including, without limitation, any Advances made pursuant to any discretionary extension of the Commitment by the Banks beyond the Revolving Credit Maturity Date or pursuant to any other amendment of the Loan Documents, and whether or not contemplated by the Borrowers or the Banks as of the date of this Agreement,
(ii) the Borrowers' duty to reimburse the Banks, as the case may be, for all amounts paid by the Banks in honoring drafts under the Direct Pay Letter(s) of Credit, described in Section 2.2.2(c) hereof, or the documentary trade and standby letters of credit described in Section 2.2.2(b) and the Borrowers' duty to pay the Banks, as the case may be, the fees and commissions required hereunder for issuing a Direct Pay Letter of Credit and such other letters of credit, (iii) all other commitment fees and similar charges provided for in the Loan Documents, and (iv) all other obligations arising under the Loan Documents including, without limitation, all costs of collection and enforcement of any and all of the Loan Documents, including reasonable attorneys' fees and expenses (to the extent permitted by applicable law).

          b. The amounts of the revolving credit commitments of the Banks set forth in the definition of "Revolving Credit Commitments" are deleted and replaced with the following: (i) Twenty One Million Eight Hundred Twenty Four Thousand Six Hundred Fifty Eight Dollars ($21,824,658), in the case of UMB, and
(ii) Sixteen Million Three Hundred Sixty Eight Thousand Four Hundred Ninety Three Dollars ($16,368,493), in the case of Harris, and (iii) Sixteen Million Three Hundred Sixty Eight Thousand Four Hundred Ninety Three Dollars ($16,368,493), in the case of NBD; and

          c.  The following defined terms are inserted:

          "Direct Pay Letter of Credit" shall have the meaning ascribed in
Section 2.2.2(c) and shall be deemed to include any renewal, replacement, substitution, extension or modification thereof.

          "Issuing Bank" shall have the meaning ascribed to such term in Section 2.2.2(c).

          "Reimbursement Agreement" shall have the meaning ascribed to such term in Section 2.2.2(c).

2. Amendment to Section 2.2.1 of the Loan Agreement. Section 2.2.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

          Subject to the conditions of Section 7, from the date hereto to the Revolving Credit Maturity Date including any extension thereof, the Banks agree to make Advances (collectively, the "Revolving Credit Loans") or to provide the other financial accommodations described in this Section 2.2 to the Borrowers from time to time in an aggregate amount not to exceed at any one time outstanding the aggregate Revolving Credit Commitments; provided, however, that it is expressly agreed that Four Million Five Hundred Sixty One Thousand Six Hundred Forty Four Dollars ($4,561,644) of the aggregate Revolving Credit Commitments can be used only for purpose of Direct Pay Letters of Credit issued pursuant to Section 2.2.2(c). Each Advance shall be made by the Banks concurrently and in accordance with its Pro Rata Share.

     3. Amendment of Section 2.2.2(b) of the Loan Agreement. Section 2.2.2(b) of the Loan Agreement is amended to provide that the aggregate of the documentary trade and standby letters of credit issued thereunder, when taken together with the aggregate principal amount of Revolving Credit Loans and the aggregate Direct Pay Letters of Credit then outstanding, shall at no time exceed the aggregate Revolving Credit Commitments.

     4. New Section 2.2.2(c). Section 2.2.2 of the Agreement is amended by inserting at the end thereof the following new Section 2.2.2(c):

               (c) Direct Pay Letters of Credit.      Subject to the terms and
          conditions hereof, the Revolving Credit Commitments, at the option of either Borrower, may also be utilized in the form of irrevocable direct pay letters of credit (individually, "Direct Pay Letter of Credit") issued by a Bank (the "Issuing Bank") selected by such Borrower for the account of such Borrower as credit enhancement for such Borrower's obligations with respect to Industrial Development Bonds. Each Direct Pay Letter of Credit issued pursuant to this
          Section 2.2.2(c) shall count against and reduce the Revolving Credit Commitments by the amount of such Direct Pay Letter of Credit outstanding unless and until such Direct Pay Letter of Credit expires by its terms or otherwise terminates, in which event the Revolving Credit Commitments shall be reinstated by the amount of such Direct Pay Letter of Credit. The amount of any Direct Pay Letter of Credit outstanding at any time for all purposes hereof shall be the maximum amount which could be drawn thereunder under any circumstances from and after the date of determination. The outstanding portion of each Direct Pay Letter of Credit shall be deemed to utilize a Pro Rata Share of the Revolving Credit Commitment of each Bank. The aggregate of Direct Pay Letters of Credit issued hereunder, when taken together with the aggregate principal amount of Revolving Credit Loans and the aggregate documentary trade and standby letters of credit then outstanding, shall at no time exceed the aggregate Revolving Credit Commitments.

                    The terms and provisions of each Direct Pay Letter of Credit issued hereunder shall be determined by the Issuing Bank and the Borrowers, subject to the approval of the other Banks and shall be set forth in an application and agreement regarding such Direct Pay Letter of Credit ("Reimbursement Agreement"), howsoever denominated, executed by the Borrower(s) requesting the issuance of the Direct Pay Letter of Credit and the Issuing Bank. On request of the Issuing Bank, the other Banks will provide the Issuing Bank with written notice of their approval of the issuance of a Direct Pay Letter of Credit hereunder and the terms and provisions of such Direct Pay Letter of Credit and the Reimbursement Agreement regarding the same.

                    Notwithstanding the generality of the foregoing, each Direct Pay Letter of Credit shall have an expiration date not later than one
          (1) day before the Revolving Credit Maturity Date, will be issued subject to the terms and conditions of this Agreement, and will be available to pay the principal portion of and all accrued interest on the obligations of the Borrower with respect to which it is issued. Any draw under a Direct Pay Letter of Credit not reimbursed by the Borrowers on the Banking Day on which such draw is made shall be converted to an Advance under the Revolving Credit Loans by the Issuing Bank giving notice thereof to the Agent, and the Borrowers and the Banks hereby irrevocably authorize Agent, upon receipt of such notice, to refinance, with notice to the Borrowers or the Banks, the reimbursement Obligation of the Borrowers arising out of any such drawing into Revolving Credit Loans, evidenced by the Revolving Credit Notes and for all purposes under, on and subject to the terms and conditions of this Agreement, but without regard to the conditions precedent as to making an Advance under the Revolving Credit Loans or any requirement of this Agreement that such Revolving Credit Loan be in a minimum amount or Permissible Increment.

                    Nothwithstanding the terms of any Reimbursement Agreement, any discretionary action by the Issuing Bank thereunder, including but not limited to the waiver of conditions precedent or compliance with any affirmative or negative covenants or the exercise of any remedies thereunder, shall be subject to the approval of all the Banks in accordance with Section 10.17 of this Agreement. Borrowers authorize an Issuing Bank to, and such Issuing Bank shall, discuss and furnish to Banks and Agent any notices and other information received by such Issuing Bank pertaining to Borrower whether given under a Reimbursement Agreement by a Borrower or otherwise received by such Issuing Bank. This Agreement and the other Loan Documents shall supersede any terms of any Reimbursement Agreement or other documents which are irreconcilably inconsistent with the terms hereof or thereof. Except as expressly set forth herein, nothing in this Section 2.2.2(c) shall be deemed to constitute a waiver of a Default or an Event of Default caused by the failure to satisfy any of the conditions precedent to making Revolving Credit Loans.

                    Borrowers agree to pay the Issuing Bank letter of credit fees for each Direct Pay Letter of Credit issued and outstanding hereunder quarterly in arrears from the date of issuance computed at a rate equal to the greater of (i) the Applicable Margin for LIBOR Advances minus 25 bp or (ii) 25 bp, multiplied by the face amount of such Direct Pay Letter of Credit, and further multiplied by a fraction the numerator of which shall equal the actual number of days elapsed in the immediately preceeding three (3) month period during which such Direct Pay Letter of Credit was issued and outstanding and the denominator of which is 365. Such fees shall be allocated between the Banks in accordance with their respective Pro Rata Share and shall be remitted by the Issuing Bank to the other Banks promptly upon receipt. In addition, the Issuing Bank may charge and receive for its sole account additional fees or commission as agreed upon between the Issuing Bank and Borrowers.

                    In the event Banks and Borrowers agree hereafter to an extension of the Revolving Credit Maturity Date and this Agreement, Banks agree to extend, renew or reissue any Direct Pay Letter of Credit then outstanding to a date one (1) day prior to such extended Revolving Credit Maturity Date under the terms and subject to the conditions of this Agreement and the Reimbursement Agreement with respect to such Direct Pay Letter of Credit; provided, however, that upon any such extension, renewal or reissuance, Borrowers shall pay the reasonable costs and expenses, including attorneys' fees and expenses, incurred by the Issuing Bank in connection with such extension, renewal or reissuance. Nothing herein or in any Reimbursement Agreement shall be deemed to impose any obligation upon Banks to agree to the extension of this Agreement or the Revolving Credit Maturity Date.

                    Notwithstanding anything stated to the contrary in this Agreement, if an Event of Default has occurred and is continuing, the Banks shall not extend, renew or reissue any outstanding Direct Pay Letters of Credit issued pursuant to this Section 2.2.2(c).


     5. Amendment of Section 2.2.5 of the Loan Agreement. Section 2.2.5 of the Loan Agreement is deleted in its entirety and replaced with the following:

          Subject to the provisions of Section 2.2.1, Advances of the Revolving Credit Loans may be used (i) to fund acquisitions, (ii) to meet ongoing working capital requirements of the Borrowers and (iii) for other corporate purposes not prohibited by this Agreement.

     6. Amendment of Section 6.2 of the Loan Agreement. Section 6.2 of the Loan Agreement is amended by deleting the last sentence of such section in its entirety and replacing such sentence with the following:

          "The provisions of this Section 6.2 shall not prohibit loans between the Borrowers and any of their Subsidiaries or guarantees by the Borrowers or any of their Subsidiaries of their respective obligations or guarantees by a Borrower in connection with such Borrower's obligations with respect to Industrial Development Bonds.


     7. Restatement of Section 12.8 of the Loan Agreement. Borrowers restate and affirm the provisions of Section 12.8 of the Loan Agreement and expressly acknowledge that the terms thereof apply with respect to the Obligations arising under or pursuant to any Direct Pay Letter of Credit and any Reimbursement Agreement related thereto.

     8. Second Amended and Restated Master Credit Revolving Note. Borrowers agree to execute and deliver to each of the Banks a Second Amended and Restated Master Revolving Credit Note ("Second Amended Note") in the form of Exhibit C attached hereto and incorporated herein by reference payable to each of the Banks in accordance with the amount of their respective Revolving Credit Commitments as increased hereunder. Following the execution and delivery of the Second Amended Note to each Bank, the Second Amended Note shall evidence all the indebtedness evidenced by Amended and Restated Master Revolving Credit Note executed and delivered to such Bank by Borrower dated November 9, 1995, which shall then be marked "Modified pursuant to that certain Second Amended and Restated Master Revolving Credit Note, dated [the date hereof]" and returned to Borrowers. Exhibit C to the Loan Agreement shall be deleted and replaced in its entirety by Exhibit C hereto.

     9. No Other Modifications. Except as hereby modified and amended, all of the terms, conditions and covenants contained in the Loan Agreement shall remain in full force and effect.

     10. Representations and Warranties. The Borrowers hereby represent and warrant that:

          a. The representations and warranties contained in the Loan Agreement and in each certificate or document furnished by the Borrowers and delivered therewith are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof;

          b. No Event of Default, and to the Borrowers' knowledge no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof, and no offsets or defenses exist against their obligations under the Loan Agreement or the documents delivered in connection therewith;

          c. This Amendment has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally and general principles of equity;

          d. The execution, delivery and performance of this Amendment will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which the Borrowers are a party or by which the Borrowers or the Borrower's properties is bound nor result in the creation of any lien, charge or encumbrance upon any assets of the Borrowers.

     11.  Miscellaneous.

          a.   The laws of the State of Missouri shall govern this Amendment.

          b. This Amendment shall be binding on the parties hereto and their respective successors and assigns, and shall inure to the benefits of the parties hereto.

          c. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

          d. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

          e. Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed in the Loan Agreement.

     12.  Statutory Statement.  (Mo. Rev. Stat. (S) 432.045)

               ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING AND THE DOCUMENTS REFERRED TO HEREIN, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, the Borrowers, the Banks and the Agent have caused this Amendment No. 3 to be executed by their respective officers duly authorized as of the dates written beside their respective names below.


DATE:  March 6, 1996                   UNITOG COMPANY


                                       By: /s/ J. Craig Peterson
                                          --------------------------------
                                            Name: J. Craig Peterson
                                            Title: Chief Financial Officer

DATE:  March 6, 1996                   UNITOG RENTAL SERVICES, INC.


                                       By: /s/ J. Craig Peterson
                                          --------------------------------
                                            Name: J. Craig Peterson
                                            Title: Chief Financial Officer

DATE:  March 5, 1996                   UMB BANK, N.A.
                                       Individually and as Agent


                                       By: /s/ David A. Proffitt
                                          --------------------------------
                                            Name: David A. Proffitt
                                            Title: Senior Vice President

DATE:  March 2, 1996                   NBD BANK


                                       By: /s/ Thomas A. Levasseur
                                          --------------------------------
                                            Name: Thomas A. Levasseur
                                            Title: Vice President

DATE:  March 6, 1996                   HARRIS TRUST AND SAVINGS BANK


                                       By: /s/ Len E. Meyer
                                          --------------------------------
                                            Name: Len E. Meyer
                                            Title: Vice President

                                   EXHIBIT C

                          SECOND AMENDED AND RESTATED
                          MASTER REVOLVING CREDIT NOTE

$__,___,___.00 and Interest                                _______________, 1996

PAYMENTS, DISBURSEMENTS AND INTEREST

     FOR VALUE RECEIVED, the undersigned each (the "undersigned" means each maker and each jointly and severally agrees to all the provisions hereunder) promise to pay to the order of ________________________________________________
(hereinafter called "Bank"), at its main office, on September 8, 1998, the principal sum of _________________________________ and no/100 Dollars
($____________) or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal and Interest included herein or attached hereto pursuant to the authority set forth herein, together with interest on the unpaid principal balance hereof from time to time outstanding from date(s) of disbursement until paid, at the rate or rates as provided in that certain Loan and Letter of Credit Reimbursement Agreement ("Agreement") between the undersigned, the Bank and others dated September 10, 1993, as amended and modified by Amendment No. 1 to Loan and Letter of Credit Reimbursement Agreement ("Amendment No. 1") dated December 29, 1994 between the undersigned, the Bank and others, by Amendment No. 2 to Loan and Letter of Credit Reimbursement Agreement ("Amendment No. 2") dated November 9, 1995 between the undersigned, the Bank and others, and by Amendment No. 3 to Loan and Letter of Credit Reimbursement Agreement dated __________, 1996 between the undersigned, the Bank and others ("Amendment No. 3") (the Agreement, as modified and amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 hereinafter the "Loan Agreement"), the provisions of which are incorporated herein by reference, and adjusted from time to time as provided in said Loan Agreement, with all accrued interest payable quarterly or as otherwise provided in the Loan Agreement. Unless provided in the Loan Agreement to the contrary, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. This note shall bear interest after maturity, whether by reason of acceleration or otherwise, at a rate of interest equal to two percent (2%) in excess of the rate otherwise then in effect until paid in full or cured and such interest shall be compounded annually if not paid annually. All or any part of the outstanding principal balance hereof may be paid prior to maturity and the undersigned may from time to time until maturity receive, except as limited by said Loan Agreement, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount hereof; and provided further, that each and every disbursement made under this SECOND AMENDED AND RESTATED MASTER REVOLVING CREDIT NOTE shall be made pursuant to and governed by the terms of the Loan Agreement. The principal amount due hereunder shall be the last amount stated to be the Unpaid Principal Balance of Note on the Schedule of Disbursements and Payments of Principal and Interest from time to time to evidence payments and disbursements hereunder. The statements on such schedules shall be rebuttably presumed to be correct. The Bank is hereby directed by the undersigned to credit all future advances in the manner provided for in the Loan Agreement and the undersigned agrees that the Bank or holder hereof may make advances, at its discretion, upon oral or written instructions of any of the undersigned, or any other person(s) duly authorized by either of the undersigned.

ACCELERATION AND EVENTS OF DEFAULT

     Upon the occurrence of any of the events of default defined in Section 8 of the Loan Agreement the provisions of which are hereby incorporated by reference, then this note and all other obligations of each of the undersigned to the holder shall, subject to the terms of Section 9 of the Loan Agreement, immediately become due and payable in accordance with the terms of said Loan Agreement.

MISSOURI LAW

     The interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the laws of the State of Missouri.

COLLECTION EXPENSES

     To the extent permitted by applicable law, the undersigned agrees to pay all expenses of the holder in collecting this note and enforcing all rights with respect hereto including reasonable attorneys' fees.

DEMAND, NOTICE, ENDORSERS, GUARANTORS AND SURETIES

     Demand for payment, notice of nonpayment, protest, dishonor, diligence and suit are hereby waived by all parties liable hereon.

NO WAIVERS

     Any failure by the holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

HEADINGS

     All headings or titles appearing in this note are used as a matter of convenience only and shall not affect the interpretation of the provisions hereof.

                                       UNITOG COMPANY


                                       By:_________________________________

                                       Title:______________________________

                                       UNITOG RENTAL SERVICES, INC.


                                       By:_________________________________

                                       Title:______________________________